Filed pursuant to Rule 424(b)(2)

Registration No. 333-179568

SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED NOVEMBER 5, 2014

(to prospectus dated February 17, 2012)

EXPLANATORY NOTE

This supplement is being filed solely for the purposes of providing the “Calculation of Registration Fee” table with respect to the prospectus supplement, dated November 5, 2014 (File No. 333-179568), filed by NorthWestern Corporation d/b/a NorthWestern Energy with the Securities and Exchange Commission relating to the $450,000,000 principal amount of 4.176% First Mortgage Bonds due 2044 (CUSIP: 668074 AU1) issued by NorthWestern Corporation d/b/a NorthWestern Energy. The “Calculation of Registration Fee” table was inadvertently omitted from such prospectus supplement and is included herein. This filing does not amend, modify or alter such prior filing in any other respect. No changes have been made to the prospectus supplement or the accompanying prospectus.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
4.176% First Mortgage Bonds due 2044	$450,000,000	$52,290

(1)	Calculated in accordance with Rule 457(r)